Filed pursuant to Rule 424(b)(5)
Registration No. 333-274284

PROSPECTUS SUPPLEMENT

(to Prospectus dated August 31, 2023)

Up to $100,000,000

Chesapeake Utilities Corporation

Common Stock

We have entered into an equity distribution agreement (the “Distribution Agreement”) with RBC Capital Markets, LLC, Barclays Capital Inc., Janney Montgomery Scott LLC, Ladenburg Thalmann & Co. Inc., Guggenheim Securities, LLC, Citizens JMP Securities, LLC, M&T Securities, Inc., Maxim Group LLC, PNC Capital Markets LLC and Siebert Williams Shank & Co., LLC (collectively, the “Sales Agents,” and each, individually, a “Sales Agent”) relating to the shares of our common stock, par value $0.4867 per share, offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the Distribution Agreement, we may offer and sell shares of our common stock from time to time having an aggregate offering price of up to $100,000,000 through the Sales Agents, acting as our sales agents, or directly to the Sales Agents, acting as principals.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CPK.” On November 21, 2024, the last reported sale price of our common stock on the NYSE was $130.39 per share.

Sales of our common stock, if any, under this prospectus supplement will be made in sales deemed to be “at-the-market offerings” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), by means of ordinary brokers’ transactions on the NYSE or otherwise (including block trades) at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. The Sales Agents are not required to sell any specific number or dollar amount of shares of our common stock, but each Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulation to sell shares designated by us in accordance with the Distribution Agreement. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement.

We will pay each Sales Agent a commission of up to 2% of the gross sales price of any shares of our common stock sold through it pursuant to this prospectus supplement. In connection with the sale of shares of our common stock on our behalf, each Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of each Sales Agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to each Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” for further information.

Pursuant to the terms of the Distribution Agreement, we may also sell shares of our common stock to any of the Sales Agents, acting as principal, at a price per share to be agreed upon at the time of sale. If we sell shares of our common stock to a Sales Agent as principal, we will enter into a separate terms agreement with that Sales Agent, and we will describe that agreement in a separate prospectus supplement or pricing supplement.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

RBC Capital Markets	Barclays	Janney Montgomery Scott	Ladenburg Thalmann	Guggenheim Securities

Citizens JMP	M&T Securities	Maxim Group LLC	PNC Capital Markets LLC	Siebert Williams Shank

The date of this prospectus supplement is November 22, 2024.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of an automatic shelf registration statement on Form S-3 (File No. 333-274284) that we filed with the Securities and Exchange Commission (the “SEC”) on August 31, 2023 as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act, using a “shelf” registration process. Pursuant to this shelf registration process, we may sell shares of our common stock under the prospectus included in the registration statement from time to time at prices and on terms to be determined by market conditions at the time of the offering described in this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided, that, if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

Before investing in our common stock, you should read in their entirety this prospectus supplement, the accompanying prospectus, and any free writing prospectus, including the information under the caption “Where You Can Find More Information,” as well as the documents incorporated by reference. This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed with the SEC, or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” These documents contain information you should consider when making your investment decision. You should rely only on the information contained or incorporated by reference in this prospectus supplement.

Neither we nor the Sales Agents have authorized any other party to provide you with information other than the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, or in any free writing prospectus prepared by or on behalf of us to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the Sales Agents are not, making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sales of our common stock. Our business, financial condition, results of operations, and prospects may have changed since those dates.

References in this prospectus supplement to the “Company,” “Chesapeake Utilities,” “we,” “us,” and “our” refer to Chesapeake Utilities Corporation and its consolidated subsidiaries, unless the context indicates another meaning. Unless expressly incorporated by reference, information contained on or made available through our website is not a part of this prospectus supplement or the accompanying prospectus. Capitalized terms used but not defined in this prospectus supplement shall have the meanings ascribed to them in the accompanying prospectus.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is a summary, it is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and this offering of our common stock, we encourage you to read in their entirety this prospectus supplement, including the information under the caption “Where You Can Find More Information,” and the accompanying prospectus, as well as the documents incorporated by reference. You should also read “Risk Factors” beginning on page S-11 of this prospectus supplement and the sections captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which has been filed with the SEC and is incorporated by reference in this prospectus supplement and the accompanying prospectus, as such factors may be updated or supplemented by our other periodic reports that we will file in the future with the SEC, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering, for more information about important risks that you should consider before making a decision to purchase any shares of our common stock in this offering.

Our Business

Chesapeake Utilities Corporation is a Delaware corporation formed in 1947 with operations primarily in the Mid-Atlantic region, Florida, North Carolina, South Carolina, and Ohio. We are an energy delivery company engaged in the distribution of natural gas, electricity and propane, the transmission of natural gas, the generation of electricity and steam, and in providing related services to our customers. Our strategy is focused on growing earnings from a stable regulated energy delivery foundation and investing in related businesses and services that provide opportunities for returns greater than traditional utility returns. We seek to identify and develop opportunities across the energy value chain, with emphasis on midstream and downstream investments that are accretive to earnings per share, consistent with our long-term growth strategy and create opportunities to continue our record of higher-than-authorized regulated returns. The Company’s growth strategy includes the continued investment and expansion of the Company’s regulated operations, as well as investments in other related non-regulated businesses and services including sustainable investments, such as renewable natural gas. The Company’s mix of investments and growth strategy creates opportunities to sustain its track record of higher returns, as compared to a traditional utility.

Currently, our growth strategy is focused on the following:

•	Prudently deploying investment capital

•	Optimizing the earnings growth in our existing businesses, which includes organic growth, strategic and complimentary acquisitions, territory expansions, and new products and services.

•	Identification and pursuit of additional pipeline expansions, including new interstate and intrastate transmission projects.

•	Growth of our compressed natural gas (“CNG”) transport business and expansion into liquified natural gas (“LNG”) and renewable natural gas (“RNG”) transport services as well as methane capture.

•	Identifying and undertaking additional strategic propane acquisitions that enhance our presence in current markets and expand our brand and presence into new strategic growth markets.

•	Leveraging our current capabilities, including our integrated set of energy delivery businesses, to support and contribute to a more sustainable future.

•	Proactively managing our regulatory agenda

•	Driving regulatory initiatives that align with our growth strategy and investment plans.

•	Continually executing on our business transformation initiatives

•	Increased opportunities to transform the Company with a focus on people, process, technology and organizational structure.

Operating Segments

We operate within two reportable segments: Regulated Energy and Unregulated Energy.

Regulated Energy

Our regulated energy businesses are comprised of natural gas and electric distribution, as well as natural gas transmission services.

On November 30, 2023, we completed the acquisition of Pivotal Utility Holdings, Inc., doing business as Florida City Gas (“FCG”), for $922.8 million in cash, including working capital adjustments as defined in the agreement, pursuant to the stock purchase agreement with Florida Power & Light Company. Upon completion of the acquisition, FCG became a wholly-owned subsidiary of the Company and is included within our Regulated Energy segment. FCG serves approximately 120,000 residential and commercial natural gas customers across eight counties in Florida, including Miami-Dade, Broward, Brevard, Palm Beach, Hendry, Martin, St. Lucie and Indian River. Its natural gas system includes approximately 3,800 miles of distribution main and 80 miles of transmission pipe. Results for FCG are included within our consolidated results from the acquisition date.

Revenues in the Regulated Energy segment are based on rates regulated by the public service commissions (each a “PSC”) in the states in which we operate or, in the case of Eastern Shore Natural Gas Company (“Eastern Shore”), which is an interstate business, by the Federal Energy Regulatory Commission (the “FERC”). The rates are designed to generate revenues to recover all prudent operating and financing costs and provide a reasonable return for our stockholders. Each of our distribution and transmission operations has a rate base, which generally consists of the original cost of the operation’s plant (less accumulated depreciation), working capital and other assets. For our Delmarva Natural Gas regulated distribution operations and Eastern Shore, rate base also includes deferred income tax liabilities and other additions or deductions. The Florida regulated energy operations do not include deferred income tax liabilities in their rate base.

Our natural gas and electric distribution operations bill customers at standard rates approved by their respective state PSC. Each state PSC allows us to negotiate rates, based on approved methodologies, for large customers that can switch to other fuels. Some of our customers in Maryland receive propane through underground distribution systems in Worcester County. We bill these customers under PSC-approved rates and include them in the natural gas distribution results and customer statistics.

Our natural gas and electric distribution operations earn profits on the delivery of natural gas or electricity to customers. The cost of natural gas or electricity that we deliver is passed through to customers under PSC-approved fuel cost recovery mechanisms. The mechanisms allow us to adjust our rates on an ongoing basis without filing a rate case to recover changes in the cost of the natural gas and electricity that we purchase for customers. Therefore, while our distribution operating revenues fluctuate with the cost of natural gas or electricity we purchase, our distribution adjusted gross margin is generally not impacted by fluctuations in the cost of natural gas or electricity.

Our natural gas transmission operations bill customers under rate schedules approved by the FERC (in the case of Eastern Shore) or at rates negotiated with customers (for both Peninsula Pipeline and Aspire Express).

Competition

Natural Gas Distribution

While our natural gas distribution operations do not compete directly with other distributors of natural gas for residential and commercial customers in our service areas, we do compete with other natural gas suppliers and alternative fuel providers for sales to industrial customers. Large customers could bypass our natural gas distribution systems and connect directly to intrastate or interstate transmission pipelines, and we compete in all aspects of our natural gas business with alternative energy sources, including electricity, oil, propane and renewables. The most effective means to compete against alternative fuels are lower prices, superior reliability and flexibility of service. Natural gas historically has maintained a price advantage in the residential, commercial and industrial markets, and reliability of natural gas supply and service has been excellent. In addition, we provide flexible pricing to our large customers to minimize fuel switching and protect these volumes and their contributions to the profitability of our natural gas distribution operations.

Natural Gas Transmission

Our natural gas transmission businesses compete with other interstate and intrastate pipeline companies to provide service to large industrial, generation and distribution customers, primarily in the northern portion of the Delmarva Peninsula and in Florida. Our transmission business in Ohio, Aspire Energy Express, LLC, services one customer, Guernsey Power Station, to which it is the sole supplier.

Electric Distribution

While our electric distribution operations do not compete directly with other distributors of electricity for residential and commercial customers in our service areas, we do compete with other electricity suppliers and alternative fuel providers for sales to industrial customers. Some of our large industrial customers may be capable of generating their own electricity, and we structure rates, service offerings and flexibility to retain these customers in order to retain their business and contributions to the profitability of our electric distribution operations.

Supplies, Transmission and Storage

Natural Gas Distribution

Our natural gas distribution operations purchase natural gas from marketers and producers and maintain contracts for transportation and storage with several interstate pipeline companies to meet projected customer demand requirements. We believe that our supply and capacity strategy will adequately meet our customers’ needs over the next several years and we will continue to adapt our supply strategy to meet projected growth in customer demand within our service territories.

The Delmarva natural gas distribution systems are directly connected to Eastern Shore’s pipeline, which has connections to other pipelines that provide us with transportation and storage. These operations can also use propane-air and liquefied natural gas peak-shaving equipment to serve customers. Our Delmarva Peninsula natural gas distribution operations maintain asset management agreements with a third party to manage their natural gas transportation and storage capacity. The current agreements were effective as of April 1, 2023 and expire in March 2026. Our Delmarva operations receive a fee, which we share with our customers, from the asset manager, who optimizes the transportation, storage and natural gas supply for these operations.

Our Florida Natural Gas distribution business uses Peninsula Pipeline and Peoples Gas to transport natural gas where there is no direct connection with Florida Gas Transmission Company (“FGT”). Florida Public Utilities Company (“FPU”) natural gas distribution and Eight Flags Energy, LLC (“Eight Flags”) entered into separate 10-year asset management agreements with Emera Energy Services, Inc. to manage their natural gas transportation capacity, each of which expires in November 2030. An agreement with Florida Southeast Connection LLC for additional service to Palm Beach County is also in place for an initial term through December 2044. FCG utilizes FGT and Peninsula Pipeline Company, Inc. (“Peninsula Pipeline”) to transport natural gas.

Unregulated Energy

Our propane operations sell propane to residential, commercial/industrial, wholesale and AutoGas customers, in the Mid-Atlantic region, North Carolina, South Carolina and Florida, through Sharp Energy (including its Diversified Energy division), Sharpgas, FPU and Flo-gas Corporation. We deliver to and bill our propane customers based on two primary customer types: bulk delivery customers and metered customers. Bulk delivery customers receive deliveries into tanks at their location. We invoice and record revenues for these customers at the time of delivery. Metered customers are either part of an underground propane distribution system or have a meter installed on the tank at their location. We invoice and recognize revenue for these customers based on their consumption as dictated by scheduled meter reads. As a member of AutoGas Alliance, we install and support propane vehicle conversion systems for vehicle fleets and provide on-site fueling infrastructure.

Competition

Our propane operations compete with national and local independent companies primarily on the basis of price and service. Propane is generally a cheaper fuel for home heating than oil and electricity but more expensive than natural gas. Our propane operations are largely concentrated in areas that are not currently served by natural gas distribution systems.

Supplies, Transportation and Storage

We purchase propane from major oil companies and independent natural gas liquids producers. Propane is transported by truck and rail to our bulk storage facilities in Pennsylvania, Delaware, Maryland, Virginia, North Carolina, South Carolina and Florida which have a total storage capacity of 8.7 million gallons. Deliveries are made from these facilities by truck to tanks located on customers’ premises or to central storage tanks that feed our underground propane distribution systems. While propane supply has traditionally been adequate, significant fluctuations in weather, closing of refineries and disruption in supply chains, could cause temporary reductions in available supplies.

Weather

Propane revenues are affected by seasonal variations in temperature and weather conditions, which directly influence the volume of propane used by our customers. Our propane revenues are typically highest during the winter months when propane is used for heating. Sustained warmer-than-normal temperatures will tend to reduce propane use, while sustained colder-than-normal temperatures will tend to increase consumption.

Unregulated Energy Transmission and Supply (Aspire Energy)

Aspire Energy of Ohio, LLC (“Aspire Energy”) owns approximately 2,800 miles of natural gas pipeline systems in 40 counties in Ohio. The majority of Aspire Energy’s revenues are derived from long-term supply agreements with Columbia Gas of Ohio and Consumers Gas Cooperative, which together serve more than 22,000 end-use customers. Aspire Energy purchases natural gas to serve these customers from conventional producers in the Marcellus and Utica natural gas production areas. Aspire Energy’s Noble Road Landfill RNG pipeline project began transporting RNG generated from the landfill to Aspire Energy’s pipeline system in January of 2022, displacing conventionally produced natural gas. The RNG volume represents more than 10 percent of Aspire Energy’s gas gathering volumes. In addition, Aspire Energy earns revenue by gathering and processing natural gas for customers.

Energy Generation (Eight Flags)

Eight Flags generates electricity and steam at its combined heat and power plant located on Amelia Island, Florida. The plant is powered by natural gas transported by Peninsula Pipeline and our Florida Natural Gas distribution business and produces approximately 21 megawatts of electricity and 75,000 pounds per hour of steam. Eight Flags sells the electricity generated from the plant to our Florida electric distribution operation and sells the steam to the customer who owns the site on which the plant is located, both under separate 20-year contracts.

Marlin Gas Services

Marlin Gas Services, LLC (“Marlin Gas Services”) is a supplier of mobile CNG and virtual pipeline solutions, primarily to utilities and pipelines. Marlin Gas Services provides temporary hold services, pipeline integrity services, emergency services for damaged pipelines and specialized gas services for customers who have unique requirements. These services are provided by a highly trained staff of drivers and maintenance technicians who safely perform these functions throughout the United States. Marlin Gas Services maintains a fleet of CNG trailers, mobile compression equipment, LNG tankers and vaporizers, and an internally developed patented regulator system which allows for delivery of over 7,000 dekatherms per day of natural gas. Marlin Gas Services continues to actively expand the territories it serves, as well as leveraging its fleet of equipment and patented technologies to serve LNG and RNG market needs.

Sustainable Investments

Our sustainable investments are comprised primarily of our renewable natural gas projects that are in various stages of development. Included in these are the assets and intellectual property of Planet Found Energy Development, LLC that we acquired during the fourth quarter of 2022, whose farm scale anaerobic digestion pilot system and technology produces biogas from poultry litter. In addition, we constructed a dairy manure RNG facility that we own and operate at Full Circle Dairy in Madison County, Florida. The project consists of a facility converting dairy manure to RNG. The first injection of RNG occurred in the first half of 2024 and the facility is expected to be fully commissioned in the second half of 2024.

Human Capital Initiatives

Our success is the direct result of our employees and our strong culture that fully engages our team and promotes equity, diversity, inclusion, integrity, accountability and reliability. We believe that a combination of diverse team members and an inclusive culture contributes to the success of our Company and to enhanced societal advancement. Each employee is a valued member of our team bringing a diverse perspective to help grow our business and achieve our goals.

Our tradition of serving employees, customers, investors, partners and communities is at the core of our special culture. Our unique culture is grounded in a solid foundation of regulated businesses, but enhanced by an entrepreneurial, innovative and competitive market mindset. Among the ongoing initiatives across our enterprise, we highlight below the importance of our team, our culture of safety, and our commitment to supporting a more sustainable future.

Our Team Drives Our Performance

Our employees are the key to our success. Our leadership and human resources teams are responsible for attracting and retaining top talent and as an equal opportunity employer committed to creating a diverse workforce, we consider all qualified applicants without regard to race, religion, color, sex, national origin, age, sexual orientation, gender identity, disability or veteran status, among other factors. Our senior management team includes a Chief Human Resources Officer, with expertise in diverse candidate recruitment, to ensure that we continue to expand our candidate pools to better reflect the diverse demographics of the communities we serve.

Throughout our organization, we seek to promote from within, reviewing strategic positions regularly and identifying potential internal candidates to fill those positions, evaluating critical job skill sets to identify competency gaps and creating developmental plans to facilitate employee professional growth. We provide training and development programs, including many forms of training on our internal learning platform, as well as tuition reimbursement to promote continued professional growth.

Subsequent to the acquisition of FCG, we had a total of 1,281 employees at December 31, 2023, 196 of whom are union employees represented by two labor unions: the International Brotherhood of Electrical Workers (the “IBEW”) and the United Food and Commercial Workers Union. The collective bargaining agreements covering our legacy employees with these two labor unions expire in 2025 and FCG’s contract with the IBEW expires in 2027. We consider our relationships with employees, including those covered by collective bargaining agreements, to be in good standing. We provide a competitive Total Rewards package for our employees including health insurance coverage, wellness initiatives, retirement savings benefits, paid time off, employee assistance programs, educational and tuition reimbursement, competitive pay, career growth opportunities, paid volunteer time, and a culture of recognition.

We listen to our employees and actively seek their input and feedback. Many of the initiatives we have in place are driven by feedback from our employees during an annual survey process or through regular employee engagement. We have also been purposeful in wanting to provide adequate recognition of our employees and their many efforts. Our internal recognition platform was unveiled in 2023 and enables employees to be recognized in real-time for their contributions. Our employees are the backbone of our continued growth and success.

We have an established an equity, diversity and inclusion (“EDI”) Council which recommends and promotes our EDI strategy, advises our employee resource groups (“ERGs”) and works with our operating units and support teams on EDI initiatives. The EDI Council’s charter includes the following objectives:

•	Build a more diverse and inclusive workforce

•	Promote a culture of understanding, equality and inclusion

•	Educate employees about the benefits of diversity at Chesapeake Utilities

•	Support community programs and organizations that are diverse and inclusive

•	Provide guidance on EDI matters for the Company

The EDI Council includes members of our leadership team, the chairs of each of our ERGs and other individuals in key support roles. Our President and Chief Executive Officer receives a regular report on the achievements of the EDI Council, strategic direction of initiatives, resource needs and issues that require policy decisions or other actions.

Our first ERG was established in 2019, and as of December 31, 2023, there were ten active ERGs meeting throughout the Company. ERGs are voluntary, employee-led groups that focus on shared identities, affinities and experiences and seek to apply those perspectives to initiatives that create value throughout the Company. The ERGs support their members’ personal growth and professional development, and help develop learning programs and community service opportunities throughout the Company. ERGs also help foster a sense of belonging by creating a deep and intentional community that extends beyond an employee’s day-to-day team and colleagues into a companywide network.

Workplace Health and Safety

We believe that there is nothing more important than the safety of our team, our customers and our communities. We are committed to ensuring safety is at the center of our culture and the way we do business. The importance of safety is exhibited throughout the entire organization, with the direction and tone set by both the Board of Directors and our President and Chief Executive Officer, and evidenced through required attendance at monthly safety meetings, routine safety training and the inclusion of safety moments at key team meetings. Additionally, we remain committed to providing products and services to our customers in a safe and reliable manner.

To maintain safety as a priority, our employees remain committed and work together to ensure that our plans, programs, policies and behaviors are aligned with our aspirations as a Company. The achievement of superior safety performance is both an important short-term and long-term strategic initiative in managing our operations. Our state-of-the art training facilities known as Safety Town serve as resources for training our employees who build, maintain and operate our natural gas infrastructure, offering hands-on training and fully immersive, on-the-job field experiences. We own and operate two Safety Towns – one in Dover, Delaware and one in Debary, Florida. First responders and other community partners also benefit from the simulated environment and conditions they could encounter as they enter homes in the community.

Driving Sustainability across the Company

Consistent with our culture of teamwork, the focus on sustainability is supported and shared across our organization by the dedication and efforts of our Board of Directors and its Committees, as well as the entrepreneurship and dedication of our team. As stewards of long-term enterprise value, the Board of Directors is committed to overseeing the sustainability of the Company, its environmental stewardship initiatives, its safety and operational compliance practices, and to promoting equity, diversity and inclusion that reflects the diverse communities we serve. Our ESG Committee brings together a cross-functional team of leaders across the organization responsible for identifying, assessing, executing and advancing the Company’s strategic sustainability initiatives. Our Environmental Sustainability Office identifies and manages emission-reducing projects both internally as well as those that support our customers’ sustainability goals. Chesapeake Utilities has driven numerous initiatives in support of its sustainability focus, including but not limited to:

•	First dairy manure RNG facility that we constructed, own and operate at Full Circle Dairy in Madison County, Florida;

•	Constructed an RNG injection point in Yulee, Florida, providing a pathway to market for produced RNG;

•	Expansions of our intrastate transmission pipeline, Peninsula Pipeline, in multiple areas throughout Florida, to meet customer demand and increase the availability of natural gas;

•

Industry anchor partner in the Mid-Atlantic Clean Hydrogen Hub (“MACH2TM”), which was awarded federal funding of up to $750 million in October 2023; MACH2TM is a collaboration between Delaware, southern New Jersey and southeastern Pennsylvania;

•	First-of-its-kind energy efficiency program in Delaware focused on natural gas, which was implemented in 2024;

•

Our Florida Natural Gas distribution business received approval for its 10-year GUARD program to remove accessibility challenges and replace older problematic distribution lines and services, increasing employee, customer, and community safety; FCG received approval to extend its similar program, SAFE, for 10 more years;

•	Healthy Pantry Naming Sponsor-level support and donation of several recycled benches from our Pipe Recycling Project to several non-profit organizations; and

•

Two new ERGs in 2023 – “PRIDE,” which is focused on providing a sense of acceptance and belonging for everyone in the Chesapeake Utilities family, and “GREEN,” which is passionate about the environment and committed to reducing societal impacts on the planet.

Corporate Information

Our principal executive office is located at 500 Energy Lane – Suite 400, Dover, Delaware 19901, and our telephone number is (302) 734-6799.

Our website address is www.chpk.com. Information on our website does not constitute part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common Stock Offered	Shares of our common stock having an aggregate offering price of up to $100,000,000.

Plan of Distribution	An “at-the-market offering” that may be made from time to time through RBC Capital Markets, LLC, Barclays Capital Inc., Janney Montgomery Scott LLC, Ladenburg Thalmann & Co. Inc., Guggenheim Securities, LLC, Citizens JMP Securities, LLC, M&T Securities, Inc., Maxim Group LLC, PNC Capital Markets LLC and Siebert Williams Shank & Co., LLC, as the Sales Agents using commercially reasonable efforts consistent with each such Sales Agent’s normal trading and sales practices and applicable law and regulation. No Sales Agent is required to sell any specific number of dollar amount of our common stock. Pursuant to the terms of the Distribution Agreement, we may also sell shares of our common stock to any of the Sales Agents, acting as a principal, at a price per share to be agreed upon at the time of sale. If we sell shares of our common stock to a Sales Agent, as principal, we will enter into a separate terms agreement with that Sales Agent, and we will describe that agreement in a separate prospectus supplement or pricing supplement. See the section entitled “Plan of Distribution (Conflicts of Interest).”

Risk Factors	Investing in our common stock involves risks. You should carefully read and consider the information set forth under “Risk Factors” beginning on page S-11 of this prospectus supplement and on page 4 of the accompanying prospectus, and all other information set forth in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein, before deciding to invest in our common stock.

Use of Proceeds	We intend to use the net proceeds from this offering, after deducting the Sales Agents’ commissions and fees and related offering expenses payable by us, for general corporate purposes, including, but not limited to, financing of capital expenditures, repayment of short-term debt, financing acquisitions, investing in subsidiaries, and general working capital purposes.

NYSE Symbol	“CPK”

Conflicts of Interest	Because certain affiliates of the Sales Agents are lenders under our revolving credit facility, and may receive a portion of the net proceeds from the sale of shares of our common stock if we use such proceeds to repay borrowings thereunder, they may be deemed to have a “conflict of interest” under Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. Therefore, the offering will be made in compliance with such rule. See the section entitled “Plan of Distribution (Conflicts of Interest)” for additional information.

RISK FACTORS

An investment in our common stock involves risks. You should read carefully the risks and uncertainties described below and the sections captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which has been filed with the SEC and is incorporated by reference in this prospectus supplement and the accompanying prospectus, as such factors may be updated or supplemented by our other periodic reports that we will file in the future with the SEC, in addition to the other information set forth or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Also, the risks described in this “Risk Factors” section, and under the sections captioned “Risk Factors” in our reports filed with the SEC referred to above are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks and you may lose all or part of your investment.

Additional Risks Related to this Offering

The market price of our common stock may fluctuate significantly, which could negatively affect our stockholders and us.

The market price of our common stock may fluctuate from time to time as a result of many factors, including but not limited to:

•	Investors’ perceptions of our prospects and the prospects of the energy and commodities markets;

•	Investors’ perceptions of us and/or the industry’s risk and return characteristics relative to other investment alternatives;

•	The difference between our actual financial and operating results, our earnings and capital guidance and those expected by investors and analysts;

•	Changes in analyst reports, recommendations, or earnings estimates regarding us, other comparable companies, or the industry generally, and our ability to meet those estimates;

•	Actual or anticipated fluctuations in quarterly financial and operating results;

•	Volatility in the equity securities market;

•	Sales, or anticipated sales, of large blocks of our common stock; and

•	Impacts from regulatory changes, including changes resulting from environmental, climate change, electrification, or decarbonization legislation and regulatory initiatives.

We cannot predict the effect that issuances or sales of our common stock, including pursuant to this offering, may have on the market price for our common stock. The issuance and sale of substantial amounts of our common stock, including issuances and sales pursuant to this offering, could adversely affect the market price of our common stock. Many factors could have an impact on the market price of our common stock, including the factors described above and otherwise included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including those disclosed under the sections captioned “Risk Factors” in our reports filed with the SEC referred to above.

We have broad discretion in the use of the net proceeds we receive from this offering, and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

We have broad discretion in the use of the net proceeds we receive from this offering and may use the net proceeds in a manner that does not increase the value of your investment. Our management will have broad discretion in the application of the net proceeds we receive in this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will need to rely upon the judgement of our management with respect to the use of the net proceeds, potentially with only limited information concerning our specific intentions. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline.

We plan to sell shares of our common stock in “at-the-market offerings” and investors who buy shares of our common stock at different times will likely pay different prices.

Investors who purchase shares of our common stock in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, prices, and number of shares sold in this offering. Investors may experience a decline in the value of their shares of our common stock.

Future sales of shares of our common stock or our preferred stock could adversely affect the market price of our common stock.

Future sales of substantial amounts of our common stock in the public market following this offering, whether by us or our existing stockholders, or the perception that such sales could occur, may adversely affect the market price of our common stock, which could decline significantly. Sales by our existing stockholders might also make it more difficult for us to raise equity capital by selling new common stock at a time and price that we deem appropriate. We may also raise capital by issuing preferred stock that has dividend, voting, liquidation, or other rights and preferences that are senior to our common stock. The preferred stock may also be convertible into shares of our common stock, which may dilute the value of our common stock. Our board of directors has the authority to issue preferred stock without seeking stockholder approval. See “Description of Capital Stock” in the accompanying prospectus.

We may be unable to continue paying a regular dividend and the failure to do so could adversely affect the market price of our common stock.

Our ability to continue paying regular dividends is based on many factors, including the success of our operations, the level of demand for our services, the rates we can charge our customers, environmental and other regulations, and our liquidity needs, which may vary substantially from our estimates. Many of these factors are beyond our control and a change in any of these factors could affect our ability to pay or maintain payment of dividends. In addition, terms of our debt agreements may limit our ability to pay dividends to stockholders. Any additional debt we incur may contain similar restrictions, and the resulting increase in our level of indebtedness may limit our ability to pay dividends under our existing debt agreements. Our failure to continue paying regular dividends could adversely affect the market price of our common stock.

FORWARD-LOOKING INFORMATION

This prospectus supplement includes and incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by the use of forward-looking words, such as “project,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “continue,” “potential,” “forecast” or other similar words, or future or conditional verbs such as “may,” “will,” “should,” “would” or “could.” These statements represent our intentions, plans, expectations, assumptions and beliefs about future financial performance, business strategy, projected plans and objectives of the Company. Forward-looking statements speak only as of the date they are made or as of the date indicated and we do not undertake any obligation to update forward-looking statements as a result of new information, future events or otherwise. These statements are subject to many risks and uncertainties. In addition to the risk factors described under Item 1A., Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2023, the following important factors, among others, could cause actual future results to differ materially from those expressed in the forward-looking statements:

•

state and federal legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures, and affect the speed and the degree to which competition enters the electric and natural gas industries;

•

the outcomes of regulatory, environmental and legal matters, including whether pending matters are resolved within current estimates and whether the related costs are adequately covered by insurance or recoverable in rates;

•	the impact of climate change, including the impact of greenhouse gas emissions or other legislation or regulations intended to address climate change;

•	the impact of significant changes to current tax regulations and rates;

•	the timing of certification authorizations associated with new capital projects and the ability to construct facilities at or below estimated costs;

•	changes in environmental and other laws and regulations to which we are subject and environmental conditions of property that we now, or may in the future, own or operate;

•	changes in the current political environment;

•	possible increased federal, state and local regulation of the safety of our operations;

•	the availability and reliability of adequate technology, including our ability to adapt to technological advances, effectively implement new technologies and manage the related costs;

•	the inherent hazards and risks involved in transporting and distributing natural gas, electricity and propane;

•

the economy in our service territories or markets, the nation, and worldwide, including the impact of economic conditions (which we do not control) on demand for natural gas, electricity, propane or other fuels;

•

risks related to cyber-attacks or cyber-terrorism that could disrupt our business operations or result in failure of information technology systems or result in the loss or exposure of confidential or sensitive customer, employee or Company information;

•	issues relating to the responsible use of our technologies, including artificial intelligence;

•	adverse weather conditions, including the effects of hurricanes, ice storms and other damaging weather events;

•	customers’ preferred energy sources;

•	industrial, commercial and residential growth or contraction in our markets or service territories;

•	the effect of competition on our businesses from other energy suppliers and alternative forms of energy;

•	the timing and extent of changes in commodity prices and interest rates;

•	the effect of spot, forward and future market prices on our various energy businesses;

•	the extent of our success in connecting natural gas and electric supplies to our transmission systems, establishing and maintaining key supply sources, and expanding natural gas and electric markets;

•	the creditworthiness of counterparties with which we are engaged in transactions;

•	the capital-intensive nature of our regulated energy businesses;

•

our ability to access the credit and capital markets to execute our business strategy, including our ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general economic conditions;

•

the ability to successfully execute, manage and integrate a merger, acquisition or divestiture of assets or businesses and the related regulatory or other conditions associated with the merger, acquisition or divestiture;

•

the impact on our costs and funding obligations, under our pension and other postretirement benefit plans, of potential downturns in the financial markets, lower discount rates, and costs associated with health care legislation and regulation;

•	the ability to continue to hire, train and retain appropriately qualified personnel;

•	the availability of, and competition for, qualified personnel supporting our natural gas, electricity and propane businesses;

•	the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; and

•

the impacts associated with a pandemic, including the duration and scope of the pandemic the corresponding impact on our supply chains, our personnel, our contract counterparties, general economic conditions and growth, the financial markets and any costs to comply with governmental mandates.

USE OF PROCEEDS

We may issue and sell shares of our common stock from time to time having aggregate sales proceeds up to $100,000,000. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully use the Distribution Agreement with the Sales Agents as a source of financing.

We currently intend to use the net proceeds from this offering, after deducting the Sales Agents’ commissions and related offering expenses payable by us, for general corporate purposes, including, but not limited to, financing of capital expenditures, repayment of short-term debt, financing acquisitions, investing in subsidiaries, and general working capital purposes. We will retain broad discretion over the use of the net proceeds from the sale of our common stock by us.

A portion of the net proceeds from this offering may be used to repay borrowings under our revolving credit facility. Because certain affiliates of the Sales Agents are lenders thereunder, they may be deemed to have a “conflict of interest” under FINRA Rule 5121. Therefore, the offering will be made in compliance with such rule. See the section entitled “Plan of Distribution (Conflicts of Interest)” for additional information.

DIVIDEND POLICY

We have paid a quarterly cash dividend on our common stock for 63 consecutive years. We have typically paid dividends four times a year: January, April, July, and October. Dividends are payable at the discretion of our board of directors. Future payment of dividends, and the amount of these dividends, will depend upon future earnings, cash flow, financial requirements, and other factors. We cannot assure you that we will pay a dividend at any time in the future or that we will maintain or raise the level of dividends in the future. Our board of directors can elect at any time and for an indefinite duration, not to declare dividends on our common stock. Indentures to certain long-term debt contain various restrictions, which limit our ability to pay dividends.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have entered into an Equity Distribution Agreement (which we refer to as the “Distribution Agreement”) with RBC Capital Markets, LLC, Barclays Capital Inc., Janney Montgomery Scott LLC, Ladenburg Thalmann & Co. Inc., Guggenheim Securities, LLC, Citizens JMP Securities, LLC, M&T Securities, Inc., Maxim Group LLC, PNC Capital Markets LLC and Siebert Williams Shank & Co., LLC (which we refer to collectively as the “Sales Agents” and, individually, as a “Sales Agent”), under which we may offer and sell from time to time up to $100,000,000 of our shares of common stock through any of the Sales Agents, acting as our sales agent. Sales of our shares of common stock, if any, under this prospectus supplement may be made in transactions that are deemed to be “at-the-market offerings” as defined in Rule 415(a)(4) under the Securities Act, including sales made by means of ordinary brokers’ transactions on the NYSE at market prices or another market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions (including block trades) at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the applicable Sales Agent.

Each Sales Agent will offer our common stock subject to the terms and conditions of the Distribution Agreement on a daily basis or as otherwise agreed upon by such Sales Agent and us. We will designate the maximum amount of our common stock to be sold through a Sales Agent on a daily basis or otherwise determine such maximum amount together with such Sales Agent. Once we have so instructed a Sales Agent, unless such Sales Agent declines to accept the terms of such notice, such Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. We may instruct the Sales Agents not to sell our common stock if the sales cannot be effected at or above the price designated by us in any such instruction. No Sales Agent will be obligated to use its reasonable efforts to sell our common stock at any price below the designated price. The Sales Agents or we may suspend the offering of our common stock under the Distribution Agreement upon proper notice and subject to other conditions. We cannot predict the number of shares that we may sell hereby or if any shares will be sold.

The settlement for sales of shares of our common stock is generally anticipated to occur, unless the parties agree otherwise, on the second trading day following the date on which the sale was made in return for payment of the net proceeds or gross sales price to us. Sales of shares of our common stock as contemplated in this prospectus supplement will be settled through the facilities of such Sales Agent or by such other means as we and such Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement.

We will pay each Sales Agent a commission up to 2.0% of the gross sales price of the shares of our common stock sold through such Sales Agent under the Distribution Agreement, as well as certain other fees not to exceed a total of $350,000. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse each Sales Agent for the reasonable fees and disbursements of its counsel, payable upon execution of the Distribution Agreement, in addition to certain ongoing disbursements of legal counsel. The remaining sale proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds from the sale of such shares. We estimate that the total expenses of the offering payable by us, excluding discounts and commissions payable to the Sales Agents under the Distribution Agreement, will be approximately $750,000.

Pursuant to the terms of the Distribution Agreement, we may also sell shares of our common stock to any of the Sales Agents, acting as a principal, at a price per share to be agreed upon at the time of sale. If we sell shares of our common stock to a Sales Agent, as principal, we will enter into a separate terms agreement with that Sales Agent, and we will describe that agreement in a separate prospectus supplement or pricing supplement.

Each Sales Agent will provide written confirmation to us (which may be by electronic mail) as soon as is reasonably practicable following the close of trading of the NYSE each day in which shares of our common stock are sold by such Sales Agent for us under the Distribution Agreement. Each confirmation will include the number of shares sold on that day, the net proceeds to us, and the compensation payable by us to such Sales Agent with respect to such sales.

In connection with the sale of our common stock on our behalf, a Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to such Sales Agent may be deemed to be underwriting commissions or discounts. We have agreed in the Distribution Agreement to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act or the Exchange Act. We have also agreed to contribute to payments that the Sales Agent may be required to make in respect of such liabilities.

If any Sales Agent or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other and sales of our common stock under the Distribution Agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of such Sales Agent and us.

The offering of the shares of our common stock pursuant to the Distribution Agreement will terminate upon the earlier of (i) the sale of all shares of our common stock subject to the Distribution Agreement and (ii) the termination of the Distribution Agreement as permitted therein. We and each Sales Agent may each terminate the Distribution Agreement at any time. This summary of the material provisions of the Distribution Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Distribution Agreement has been filed as an exhibit to our Current Report on Form 8-K filed with the SEC on November 22, 2024 and is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Conflicts of Interest

Affiliates of the Sales Agents are lenders under our revolving credit facilities, and may receive a portion of the net proceeds from the sale of shares of our common stock if we use such proceeds to repay borrowings thereunder. Because of this relationship, they may be deemed to have a “conflict of interest” under FINRA Rule 5121. Therefore, the offering will be made in compliance with such rule. In accordance with that rule, no “qualified independent underwriter” is required, because a bona fide public market exists in the shares, as that term is defined in the rule. If the offering is conducted in accordance with FINRA’s Rule 5121, such Sales Agents would not be permitted to confirm a sale to an account over which they exercise discretionary authority without first receiving specific written approval from the account holder.

The Sales Agents and their affiliates may also in the future provide various investment banking, commercial banking, financial advisory, and other financial services for us and our affiliates. The Sales Agents have received, or may in the future receive, customary fees, and commissions for these transactions.

EXPERTS

The consolidated financial statements and financial statement schedule incorporated in this prospectus supplement and the accompanying prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of our internal control over financial reporting as of December 31, 2023, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance on the report of Baker Tilly US, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited financial statements of Pivotal Utility Holdings, Inc., doing business as Florida City Gas, as of December 31, 2022 and 2021 and for the years then ended incorporated by reference in this prospectus supplement have been audited by Deloitte & Touche LLP, an independent auditor, as stated in their report, which is incorporated herein by reference. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the issuance of our common stock will be passed upon by Baker & Hostetler LLP, Orlando, Florida. Bracewell LLP, New York, New York, is acting as counsel for the Sales Agents in connection with this offering.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document that is incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement and the accompanying prospectus, or information that we later file with the SEC, modifies or replaces that information. Any statement made in this prospectus supplement or the accompanying prospectus concerning the contents of any contract, agreement, or other document is only a summary of the actual contract, agreement, or other document. If we have filed or incorporated by reference any contract, agreement, or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We incorporate by reference the following documents we filed, excluding any information contained therein or attached as exhibits thereto that has been furnished to, but not filed with, the SEC:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2023 filed on February 21, 2024;

(b)

Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024 filed on May 8, 2024, for the quarter ended June  30, 2024 filed on August 8, 2024 and for the quarter ended September  30, 2024 filed on November 7, 2024;

(c)

Our definitive Proxy Statement on Schedule 14A filed on March 26, 2024 (but only the information set forth therein that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023);

(d)

Our Current Reports on Form 8-K filed on November 9, 2023 (excluding Exhibit 99.3 thereof), May  13, 2024, August  8, 2024 and November 22, 2024 and our Current Report on Form 8-K/A filed on February 13, 2024; and

(e)

The description of our Common Stock contained in Exhibit 4.12 to our Annual Report on Form 10-K for the year ended December 31, 2023 filed on February 21, 2024, including any amendment or report filed for the purpose of updating such description.

Any documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the securities to which this prospectus supplement relates will automatically be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus from the date of filing such documents; provided, however, that we are not incorporating, in each case, any documents or information contained therein that has been furnished to, but not filed with, the SEC.

Any person to whom a copy of this prospectus supplement is delivered may obtain without charge, upon written or oral request, a copy of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than exhibits, unless they are specifically incorporated by reference in any such documents). Requests for copies of documents should be directed to the Investor Relations Department, Chesapeake Utilities Corporation, 500 Energy Lane -Suite 400, Dover, Delaware 19901, telephone number toll-free (888) 742-5275. We also maintain a website that contains additional information about us at http://www.chpk.com. Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus supplement and the accompanying prospectus.

You should rely only on the information incorporated by reference or set forth in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. We are offering these securities only in states where the offer is permitted.

You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the dates on the front pages of these documents.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. Such filings are available to the public on the SEC’s website at http://www.sec.gov. Information about us, including our filings, is also available on our website at http://www.chpk.com; however, that information is not part of this prospectus supplement or the accompanying prospectus.

We have filed a registration statement, of which the accompanying prospectus is a part, and related exhibits with the SEC under the Securities Act. That registration statement contains additional information about us and our common stock. You may obtain a copy of the registration statement and exhibits without charge through the SEC’s website set forth above.

PROSPECTUS

Chesapeake Utilities Corporation

Common Stock

We may offer, from time to time in one or more offerings, in amounts, at prices, and on terms that we will determine at the time of offering, shares of our common stock, par value per share $0.4867 (the “Common Stock”). We will provide the specific terms of any offering of Common Stock in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update, or amend information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, and any documents incorporated by reference into this prospectus carefully before you invest.

We may sell Common Stock on a continuous or delayed basis directly, through agents, dealers, or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers, or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Our Common Stock is listed on the New York Stock Exchange under the symbol “CPK.” The last reported sale price of our Common Stock on the New York Stock Exchange on August 30, 2023 was $111.15 per share.

Investing in our Common Stock involves risks. See “Risk Factors” on page 4.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 31, 2023.

We have not authorized any dealer, salesman, or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus as if we had authorized it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is correct on any date after its date, even though this prospectus or a supplement is delivered or securities are sold on a later date.

FORWARD-LOOKING INFORMATION

This prospectus and the applicable prospectus supplements include and incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. One can typically identify forward-looking statements by the use of forward-looking words, such as “project,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “continue,” “potential,” “forecast” or other similar words, or future or conditional verbs such as “may,” “will,” “should,” “would” or “could.” These statements represent our intentions, plans, expectations, assumptions and beliefs about future financial performance, business strategy, projected plans and objectives of the Company. Forward-looking statements speak only as of the date they are made or as of the date indicated and we do not undertake any obligation to update forward-looking statements as a result of new information, future events or otherwise. These statements are subject to many risks and uncertainties. In addition to the risk factors described under Item 1A, “Risk Factors” in our Annual Report on Form 10-K and in the periodic reports that we file with the Securities and Exchange Commission (the “SEC”), the following important factors, among others, could cause actual future results to differ materially from those expressed in the forward-looking statements:

•

state and federal legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures, and affect the speed and the degree to which competition enters the electric and natural gas industries;

•

the outcomes of regulatory, environmental, and legal matters, including whether pending matters are resolved within current estimates and whether the related costs are adequately covered by insurance or recoverable in rates;

•	the impact of climate change, including the impact of greenhouse gas emissions or other legislation or regulations intended to address climate change;

•	the impact of significant changes to current tax regulations and rates;

•	the timing of certification authorizations associated with new capital projects and the ability to construct facilities at or below estimated costs;

•	changes in environmental and other laws and regulations to which we are subject and environmental conditions of property that we now, or may in the future, own or operate;

•	possible increased federal, state, and local regulation of the safety of our operations;

•	the availability and reliability of adequate technology, including our ability to adapt to technological advances, effectively implement new technologies and manage the related costs;

•	the inherent hazards and risks involved in transporting and distributing natural gas, electricity and propane;

•

the economy in our service territories or markets, the nation, and worldwide, including the impact of economic conditions (which we do not control ) on demand for natural gas, electricity, propane, or other fuels;

•

risks related to cyber-attacks or cyber-terrorism that could disrupt our business operations or result in failure of information technology systems or result in the loss or exposure of confidential or sensitive customer, employee or Company information;

•	adverse weather conditions, including the effects of hurricanes, ice storms, and other damaging weather events;

•	customers’ preferred energy sources;

•	industrial, commercial and residential growth or contraction in our markets or service territories;

•	the effect of competition on our businesses from other energy suppliers and alternative forms of energy;

•	the timing and extent of changes in commodity prices and interest rates;

•	the effect of spot, forward, and future market prices on our various energy businesses;

•	the extent of our success in connecting natural gas and electric supplies to transmission systems, establishing and maintaining key supply sources; and expanding natural gas and electric markets;

•	the creditworthiness of counterparties with which we are engaged in transactions;

•	the capital-intensive nature of our regulated energy businesses;

•

our ability to access the credit and capital markets to execute our business strategy, including our ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general economic conditions;

•

the ability to successfully execute, manage and integrate a merger, acquisition, or divestiture of assets or businesses and the related regulatory or other conditions associated with the merger, acquisition or divestiture;

•

the impact on our costs and funding obligations, under our pension and other post-retirement benefit plans, of potential downturns in the financial markets, lower discount rates, and costs associated with health care legislation and regulation;

•	the ability to continue to hire, train, and retain appropriately qualified personnel;

•	the availability of, and competition for, qualified personnel supporting our natural gas, electricity and propane businesses;

•	the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; and

•

the impacts associated with a pandemic, including the duration and scope of the pandemic, the corresponding impact on our supply chains, our personnel, our contract counterparties, general economic conditions and growth, the financial markets and any costs to comply with governmental mandates.

In light of these risks, uncertainties, and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” the “Company,” the “Registrant,” or “Chesapeake Utilities” mean Chesapeake Utilities Corporation and its subsidiaries. When we refer to our “Certificate of Incorporation,” we mean Chesapeake Utilities Corporation’s Amended and Restated Certificate of Incorporation, and when we refer to our “Bylaws,” we mean Chesapeake Utilities Corporation’s Amended and Restated Bylaws, as amended from time to time.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. Such filings are available to the public on the SEC’s website at http://www.sec.gov and on our website at http://www.chpk.com. Our website is not a part of this prospectus and is not incorporated herein by reference.

We have filed a registration statement, of which this prospectus is a part, and related exhibits with the SEC under the Securities Act. That registration statement contains additional information about us and our Common Stock. You may obtain a copy of the registration statement and exhibits without charge through the SEC’s website set forth above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces that information. Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement, or other document is only a summary of the actual contract, agreement, or other document. If we have filed or incorporated by reference any contract, agreement, or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We incorporate by reference the following documents we filed, excluding any information contained therein or attached as exhibits thereto that has been furnished to, but not filed with, the SEC:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed on February 22, 2023;

(b)	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023 filed on May 3, 2023 and for the quarter ended June 30, 2023 filed on August 3, 2023;

(c)

Our definitive Proxy Statement  on Schedule 14A filed on March 21, 2023 (but only the information set forth therein that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2022);

(d)	Our Current Reports on Form 8-K (other than information furnished rather than filed) filed on May 3, 2023 (Item 5.03 and the related Item 9.01), May 5, 2023, and August 15, 2023; and

(e)

The description of our Common Stock contained in  Exhibit 4.12 to our Annual Report on Form 10-K filed on February 22, 2023, including any amendment or report filed for the purpose of updating the description.

Any documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates will automatically be deemed to be incorporated by reference in this prospectus and a part of this prospectus from the date of filing such documents; provided, however, that we are not incorporating, in each case, any documents or information contained therein that has been furnished to, but not filed with, the SEC.

We will furnish to any person, including a beneficial owner, to whom a copy of this prospectus is delivered without charge, upon written or oral request, a copy of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in any such documents). Requests for copies of documents should be directed to the Shareholder Services Manager, Chesapeake Utilities Corporation, 500 Energy Lane -Suite 400, Dover, Delaware 19901, telephone numbers: (302) 734-6716 or toll-free (888) 742-5275. We also maintain a website that contains additional information about us at http://www.chpk.com. Except as provided above, no other information, including information on our website, is incorporated by reference into this prospectus.

You should rely only on the information incorporated by reference or set forth in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are offering these securities only in states where the offer is permitted.

You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front pages of these documents.

THE COMPANY

Chesapeake Utilities is a Delaware corporation formed in 1947 with operations primarily in the Mid-Atlantic region, North Carolina, South Carolina, Florida and Ohio. We are an energy delivery company engaged in the distribution of natural gas, electricity and propane; the transmission of natural gas; the generation of electricity and steam, and in providing related services to our customers. Our strategy is focused on growing earnings from a stable regulated energy delivery foundation and investing in related businesses and services that provide opportunities for returns greater than traditional utility returns. We seek to identify and develop opportunities across the energy value chain, with emphasis on midstream and downstream investments that are accretive to earnings per share, consistent with our long-term growth strategy and create opportunities to continue our record of top tier returns on equity relative to our peer group. The Company’s growth strategy includes the continued investment and expansion of the Company’s regulated operations that provide a stable base of earnings, as well as investments in other related non-regulated businesses and services including sustainable energy initiatives. By investing in these related business and services, the Company creates opportunities to sustain its track record of higher returns, as compared to a traditional utility company.

We operate within two reportable segments: Regulated Energy and Unregulated Energy. The Regulated Energy segment includes our natural gas transmission, natural gas distribution, and electric distribution operations. All operations in this segment are regulated, as to their rates and service, by the Public Service Commission having jurisdiction in each state in which we operate or by the Federal Energy Regulatory Commission in the case of Eastern Shore Natural Gas Company, our wholly-owned natural gas transmission subsidiary. The Unregulated Energy segment includes natural gas transmission, electricity and steam generation, propane distribution, mobile natural gas utility and pipeline solutions and sustainable energy projects.

The remainder of our operations is presented as “Other businesses and eliminations,” which consists of unregulated subsidiaries that own real estate leased to Chesapeake Utilities, as well as certain corporate costs not allocated to other operations.

Our principal executive office is located at 500 Energy Lane, Dover, Delaware 19901, and our telephone number is (302) 734-6799. Our website address is http://www.chpk.com. Information on our website does not constitute part of this prospectus.

RISK FACTORS

You should carefully consider the risks described in the documents incorporated by reference in this prospectus and the applicable prospectus supplement before making an investment decision. These risks are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, which include (i) our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, (ii) our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023 and (iii) documents we file with the SEC after the date of this prospectus that are incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of our Common Stock will be added to our general corporate funds and may be used for general corporate purposes including, but not limited to, financing of capital expenditures, repayment of short-term debt, financing acquisitions, investing in subsidiaries, and general working capital purposes.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.4867 per share, and 2,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Stockholders are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefore for distribution to stockholders and to share ratably in the assets legally available for distribution to stockholders in the event of the liquidation or dissolution, whether voluntary or involuntary, of Chesapeake Utilities. Stockholders do not have cumulative voting rights in the election of directors and have no preemptive, subscription, or conversion rights. Our Common Stock is not subject to redemption by us.

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

Shares of preferred stock may be issued by us from time to time, by authorization of the Board of Directors and without the necessity of further action or authorization by our stockholders, in one or more series and with such voting powers, designations, preferences and relative, participating, optional, or other special rights and qualifications as the Board of Directors may, in its discretion, determine, including, but not limited to: (a) the distinctive designation of such series and the number of shares to constitute such series; (b) the dividend rights, if any, for such series; (c) the voting power, if any, of shares of such series; (d) the terms and conditions (including price), if any, upon which shares of such stock may be converted into or exchanged for shares of stock of any other class or any other series of the same class or any other securities or assets; (e) our right, if any, to redeem shares of such series and the terms and conditions of such redemption; (f) the retirement or sinking fund provisions, if any, of shares of such series and the terms and provisions relative to the operation thereof; (g) the amount, if any, that the stockholders of such series shall be entitled to receive in case of a liquidation, dissolution, or winding up of Chesapeake Utilities; (h) the limitations and restrictions, if any, upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption, or other acquisition by us of, our Common Stock; and (i) the conditions or restrictions, if any, upon the creation of indebtedness or upon the issuance of any additional stock of Chesapeake Utilities.

Certificate of Incorporation Provisions Relating to a Change in Control

Under our Certificate of Incorporation, the affirmative vote of not less than 75% of the total voting power of all outstanding shares of our capital stock is required to approve a merger or consolidation of Chesapeake Utilities with, or the sale of substantially all of our assets or business to, any other corporation (other than a corporation 50% or more of the common stock of which is owned by us), if such corporation or its affiliates singly or in the aggregate own or control directly or indirectly 5% or more of the outstanding shares of our Common Stock, unless the transaction is approved by our Board of Directors prior to the acquisition by such corporation or its affiliates of ownership or control of 5% or more of the outstanding shares of common stock. In addition, our Certificate of Incorporation provides for a classified Board of Directors under which approximately one-third of the members are elected annually for three-year terms. The supermajority voting requirement for certain mergers and consolidations and the classified Board of Directors may have the effect of delaying, deferring, or preventing a change in control of us.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) the corporation’s board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, or (iii) the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of the stockholders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to any applicable prospectus supplement as follows:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly by us to purchasers;

•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act; or

•	through a combination of any such methods of sale.

The name of any underwriter or agent involved in the offer and sale of such securities will be included in the applicable prospectus supplement.

We, directly or through agents or dealers, may sell, and the underwriters may resell, the securities in one or more transactions, including:

•	transactions on the New York Stock Exchange or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in negotiated transactions; or

•	through a combination of any such methods of sale.

The distribution of securities offered pursuant to any applicable prospectus supplement may occur:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may designate underwriters or agents to solicit purchases of shares of our common stock for the period of their appointment and to sell securities on a continuing basis, including pursuant to “at-the-market offerings.” We will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell the shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such distribution agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement may provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding net proceeds to us or commissions to be paid are impossible to determine and will be described in the applicable prospectus supplement. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. To the extent that any named underwriter or agent acts as principal pursuant to the terms of a distribution agreement, or if we offer to sell shares of our common stock through another broker dealer acting as underwriter, then such named underwriter may engage in certain transactions that stabilize, maintain or otherwise affect the price of our shares. We will describe any such activities in the applicable prospectus supplement relating to the transaction. To the extent that any named broker dealer or agent acts as agent on a best efforts basis pursuant to the terms of a distribution agreement, such broker dealer or agent will not engage in any such stabilization transactions.

Agents designated by us from time to time may solicit offers to purchase the securities. We will name any such agent involved in the offer or sale of the securities and set forth any commissions payable by us to such agent in the applicable prospectus supplement relating to any such offer and sale of securities. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter of the securities, as that term is defined in the Securities Act.

If underwriters are used in the sale of securities, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. Such compensation may be in the form of discounts, concessions, or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain, or otherwise affect the price of such securities. We will describe any such activities in the applicable prospectus supplement. During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain, or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If a dealer is used in the sale of the securities, we or an underwriter will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The applicable prospectus supplement will describe the terms of any such sales, including the terms of any bidding, auction, or other process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The applicable prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates, may engage in transactions with or perform services for us and our subsidiaries in the ordinary course of their business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

If indicated in the applicable prospectus supplement, we may authorize dealers acting as our agents to solicit offers by certain institutions to purchase the securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than the respective amounts stated in the applicable prospectus supplement. Likewise, the aggregate principal amount of the securities sold pursuant to delayed delivery contracts will not be less or more than the respective amounts stated in the applicable prospectus supplement. We may make delayed delivery contracts with various institutions, including commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions. Delayed delivery contracts will always be subject to our approval. Delayed delivery contracts will not be subject to any conditions except the following:

(a)

The purchase by an institution of the securities covered by its delayed delivery contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject; and

(b)

If the securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of the offered securities less the principal amount covered by the delayed delivery contracts.

Certain of the underwriters or their affiliates may, but will not necessarily, be customers of, engage in transactions with or perform services for us or one or more of our subsidiaries in the ordinary course of our and/or their business. It is also possible that certain of the underwriters or their affiliates may be affiliates of banking institutions or other financial services firms with which we or one or more of our subsidiaries has a pre-existing business relationship.

EXPERTS

The consolidated financial statements and financial statement schedule incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of our internal control over financial reporting as of December 31, 2022, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance on the report of Baker Tilly US, LLP, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the Common Stock will be passed upon by Baker & Hostetler LLP, Orlando, Florida. Any underwriters, dealers, or agents may also be advised about other legal matters relating to any offering of the securities made pursuant to this prospectus by their own counsel, which will be named in the applicable prospectus supplement.

CHESAPEAKE UTILITIES CORPORATION

Up to $100,000,000

Common Stock

PROSPECTUS SUPPLEMENT

RBC Capital Markets	Barclays	Janney Montgomery Scott	Ladenburg Thalmann	Guggenheim Securities

Citizens JMP	M&T Securities	Maxim Group LLC	PNC Capital Markets LLC	Siebert Williams Shank

November 22, 2024